Exhibit 99.1

B2 Digital’s B2 SPORTS NETWORK (B2SN) Expands Distribution to Europe, Russia, and Asia with StayLIVE Agreement

TAMPA, FL, January 25, 2023 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the Company has signed a multi-year agreement to add international distribution through the StayLIVE Platform, which currently distributes content to more than 120 International distribution points in Europe, Russia, Middle East, and Asia.

“This is another exciting development for B2,” stated B2 Chairman and CEO, Greg P. Bell. “As we prepare to launch our domestic distribution for the B2SN OTT/Cable channel this quarter, this new development gives us global distribution to a whole new base of international customers, driving potential growth in new product revenues and expanding our presence in the streaming sports marketplace as a combat sports hub.”

StayLIVE has emerged as a leader in the International Sports Distribution space over the past decade, distributing over 20,000 live sporting and entertainment events per year to a global audience.

As part of this new agreement, B2SN will launch new Apple iOS and Android apps for all devices along with new Apple TV, Amazon Fire TV, and Android TV Boxes to offer the B2 Sports Network to a global audience base for a subscription fee of $9.99 per month. The monthly fee will allow consumers to watch B2SN on all Apps and OTT platforms for one low monthly price, with B2SN content accessible across all devices and internet-connected TVs.

“We are very excited to add the B2 Sports Network as we see them as one of the upcoming leaders in the Combat Sports Business,” remarked Matthew Parker, CCO of StayLIVE. “We look forward to working with the B2 Management team to add our marketing and distribution capability to take the B2SN network to our international customer base.”

In addition, management notes that, as the company continues to expand its distribution capability for its LIVE Events, it will create the opportunity for B2 to add new LIVE Sporting Events from other Sports and Leagues to the B2 Sports Network offering.

About B2Digital

B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
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B2Digital: MMA’s Premier Development League
www.B2FS.com

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This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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